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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Stockholders of Chemed Corporation (now named Roto-Rooter, Inc.), which is incorporated by reference in Chemed Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated March 28, 2003 relating to the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Cincinnati, Ohio
September 25, 2003

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